Exhibit 10.55

BONNE SANTÉ GROUP, INC.

FUTURE EQUITY

AGREEMENT

BONNE SANTÉ GROUP, INC.

FUTURE EQUITY AGREEMENT

This Future Equity Agreement (this “Agreement”), dated as of May 14, 2018, is by and among Bonne Santé Group, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to raise capital through the sale and issuance of secured promissory notes (each a “Note” and collectively, the “Notes”) to the Purchasers and the Purchasers desire to acquire the Notes, all on the terms and conditions set forth herein and

WHEREAS, in order to induce the Purchaser to purchase a Note, the Company agrees to issue additional consideration in cash or equity based on certain events.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

1. In conjunction with the issue of a Note, the Purchaser shall also receive upon the first to occur of (a) a Sale of the Company or (b) the Company’s initial public offering (“IPO”), additional consideration as follows: in the event of a Sale of the Company, the Company will pay Holder a cash fee equal to the original principal amount of the Note, and in the event of the IPO, the Company will provide the Holder with the right to choose to cause the Company to issue to Holder (a) the number of shares of common stock of the Company equal to the original principal amount of the Note divided by the price per share at which common stock is sold in the IPO, delivered at closing of the IPO, or (b) that same number of shares issued 1/3rd at IPO, 1/3rd on the twelve month anniversary and 1/3rd on the 24 month anniversary.

2. The Company shall have no obligation to issue any equity securities to the Purchaser unless and until the Purchaser shall have completed, signed and returned the Election Form appended hereto.

2. A “Sale of the Company” means any of the following: (i) a transaction or series of related transactions with one or more non-affiliates, pursuant to which such non- affiliate(s) acquires capital stock of the Company or the surviving entity possessing the voting power to elect a majority of the board of directors or a majority of the outstanding capital stock of the Company or the surviving entity (whether by merger, consolidation, sale or transfer of the Company’s outstanding capital stock or otherwise); or (ii) the sale, lease or other disposition (including exclusive license) of all or substantially all of the Company’s assets or any other transaction resulting in all or substantially all of the Company’s assets being converted into securities of any other entity or cash. Notwithstanding the foregoing, the sale by the Company of its capital stock for the purpose of financing the Company’s business is not and will not be deemed to be a Sale of the Company.

3. Restrictions on Resale. The Purchaser covenants and agrees that in the event he is issued equity securities of the Company, (a) the Purchaser will not sell any such securities within 180 days of the closing of the IPO and (b) after such time, the Purchaser will not sell more than 1/12th of the aggregate position in any calendar month. For the avoidance of doubt, if Purchaser does not sell 1/12th of his position in a month, then the right to sell does not “roll over” or accrue but remains at 1/12th per month.

4. Governing Law. This Agreement is being delivered in and shall be construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws or choice of law provisions.

5. Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or three business days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or sent by confirmed facsimile or electronic mail, addressed to the address of the receiving party set forth in the Purchase Agreement or at such other address as the recipient shall have furnished in writing in accordance with this Section.

6. Assignment. This Agreement may only be assigned by the Purchaser to an accredited investor in the United States within the meaning of the Securities Act of 1933 or qualified non-U.S. persons. The Purchaser agrees to indemnify the Company for any damages, expenses (including attorney’s fees), fines or other action caused by breach of this section.

[SIGNATURE PAGE FOLLOWS]

This Future Equity Agreement is executed and delivered the day and year first above written.

COMPANY:

BONNE SANTÉ GROUP, INC.

By:	/s/ Alfonso J. Cervantes
Name:	Alfonso J. Cervantes
Title:	Executive Vice Chairman

ELECTION FORM

The undersigned elects to have any additional equity consideration paid as follows:

☒  Upon closing of the IPO.

☐  1/3rd at IPO, 1/3rd on the twelve-month anniversary and 1/3rd on the 24-month anniversary of the IPO.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Future Equity Agreement to which this Election Form is appended.

If the undersigned is an entity:

Name of Entity:

By:

Name:

Title:

Date:

If the undersigned is an individual:

Name:	Brendan O’Neil

Signature:	/s/ Brendan O’Neil

Date:	May 14, 2018

Exhibit A

Schedule of Purchasers

Dated as of: 5/15/18

Name and Address of Purchaser	Principal Amount of Note – Through 2nd Closing	Purchase Price – Through 2nd Closing
American IRA LLC	$75,000	$75,000
Barry T. Cervantes	$100,000	$100,000
Dewey Villard Ventures LLC	$100,000	$100,000
Ionic Ventures, LLC	$200,000	$200,000
Brendan O’Neil	$250,000	$250,000
TOTAL:	$725,000	$725,000